Douglas Elliman Registration Statement Declared Effective

Douglas Elliman Common Stock Expected to Begin Trading
on a When-Issued Basis on December 17

MIAMI, FL – December 16, 2021 –Vector Group Ltd. (NYSE: VGR) (“Vector Group”) today announced that the registration statement on Form S-1 filed by Douglas Elliman Inc. (“Douglas Elliman”) in connection with its spin-off from Vector Group has been declared effective by the U.S. Securities and Exchange Commission.

On December 29, 2021, each holder of Vector Group common stock (including Vector Group common stock underlying outstanding Vector Group stock option awards and restricted stock awards) will receive one share of Douglas Elliman common stock for every two shares of Vector Group common stock held as of December 20, 2021, the record date. No action or payment is required by Vector Group stockholders to receive shares of Douglas Elliman.

Beginning on December 17, 2021, and continuing until the occurrence of the distribution on December 29, 2021, Vector Group expects that its common stock will trade in two markets on the NYSE: in the “regular way” market under the symbol “VGR” and in the “ex-distribution” market under the symbol “VGR WI”. Any holders of Vector Group common stock who sell shares in the “regular way” market on or before December 29, 2021 will also be selling their right to receive Douglas Elliman common stock. Investors are encouraged to consult with their financial advisors regarding the specific implications of buying or selling Vector Group common stock on or before the distribution date. The CUSIP number for Vector Group common stock will remain 92240M108.

Beginning on December 17, 2021, the new Douglas Elliman common stock is expected to begin trading on a “when-issued” basis on the NYSE under the symbol “DOUG WI” and under “Douglas Elliman Inc.”. “When-issued” trading of Douglas Elliman common stock will continue until the distribution occurs. “Regular way” trading of Douglas Elliman common stock will begin on December 30, 2021 under the symbol “DOUG”. The CUSIP number for Douglas Elliman common stock will be 25961D105.

The distribution is expected to qualify as a tax-free distribution for U.S. federal income tax purposes. Vector Group stockholders are encouraged to consult with their tax advisors with respect to U.S. federal, state, local and foreign tax consequences of the spin-off. Completion of the spin-off is subject to various conditions, including receipt of a tax opinion from counsel. Jefferies LLC continues to serve as financial advisor to Vector Group and Sullivan & Cromwell LLP continues to serve as legal counsel to Vector Group and Douglas Elliman.

About Vector Group Ltd.

Vector Group is a holding company for Liggett Group LLC, Vector Tobacco Inc., New Valley LLC, and Douglas Elliman Realty, LLC. Additional information concerning Vector Group is available on its website, www.VectorGroupLtd.com.

Investors and others should note that we may post information about Vector Group or its subsidiaries on our website at www.VectorGroupLtd.com and/or at the websites of those subsidiaries or, if applicable, on their accounts on Facebook, Instagram, LinkedIn, TikTok, Twitter, YouTube or other social media platforms. It is possible that the postings or releases could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in Vector Group to review the information we post on our website at www.VectorGroupLtd.com, on the websites of our subsidiaries and on their social media accounts.

Special Note on Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include information relating to our intent, belief or current expectations, primarily with respect to, but not limited to, economic outlook, capital expenditures, cost reduction, cash flows, operating performance, growth expectations, competition, legislation and regulations, litigation, and related industry developments (including trends affecting our business, financial condition and results of operations) and Vector Group’s spin-off of Douglas Elliman.

Forward-looking statements can be identified by words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may be,” “objective,” “opportunistically,” “plan,” “potential,” “predict,” “project,” “prospects,” “seek,” and “will be” and similar words or phrases or their negatives. Forward-looking statements involve important risks and uncertainties that could cause our actual results, performance or achievements to differ materially from our anticipated results, performance or achievements expressed or implied by the forward-looking statements. Further information on the risks and uncertainties to the business of Vector Group include the risk factors described in the filings of Vector Group with the SEC.

Factors that could cause actual results of Douglas Elliman to differ materially from those suggested by forward-looking statements include: general economic and market conditions, and any changes therein, due to acts of war and terrorism or otherwise; governmental regulations and policies; adverse changes in global, national, regional and local economic and market conditions, including those related to pandemics and health crises, such as the outbreak of COVID-19 and the impact of potential COVID-19 variants; the extent and timing of COVID-19 vaccine administration and the duration of the COVID-19 pandemic; Douglas Elliman’s ability to effectively manage the impacts of the COVID-19 pandemic and any government-mandated or encouraged suspension of our business operations; the impacts of the Tax Cuts and Jobs Act of 2017, including its impact on the markets of Douglas Elliman’s business; effects of industry competition; severe weather events or natural or man-made disasters, including increasing the severity or frequency of such events due to climate change or otherwise, or other catastrophic events may disrupt Douglas Elliman’s business and have an unfavorable impact on home sale activity; the level of Douglas Elliman’s expenses, including its corporate expenses as a stand-alone publicly-traded company; Douglas Elliman’s status as an emerging growth company; the tax-free treatment of the spin-off; Douglas Elliman’s lack of operating history as a public company and costs associated with being an independent public company; potential dilution to holders of Douglas Elliman’s common stock as a result of issuances of additional shares of common stock to fund its financial obligations and other financing activities; the failure of Douglas Elliman or Vector Group to satisfy their respective obligations under the agreements entered into in connection with the spin-off; and the additional factors described under “Risk Factors” in the registration statement on Form S-1 filed with the SEC by Douglas Elliman.

The forward-looking statements speak only as of the date they are made, and we disclaim any obligation to update or revise the forward-looking statements contained herein, except as otherwise required by applicable federal securities laws.

Contacts

Emily Claffey / Benjamin Spicehandler / Columbia Clancy
Sard Verbinnen & Co
212-687-8080

Eve Young
Sard Verbinnen & Co - Europe
+44 (0)20 3178 8914

J. Bryant Kirkland III, Vector Group Ltd.
305-579-8000